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                                                                  Exhibit 23.3
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              CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT AUDITORS
              ----------------------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 10, 1997 (except with respect to the matters discussed in Note 2 as to which the date is February 10, 1997) for ChemGenics Pharmaceuticals Inc.'s financial statements as of December 31, 1996 and for each of the three years in the period ended December 31, 1996 and to all references to our Firm included in this Registration Statement.

                                                       /s/ Arthur Andersen LLP
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Boston, Massachusetts
May 29, 1997